                                                                  EXHIBIT 10.10

                                    SUBLEASE


This Sublease ("Sublease") is dated May 2, 1996 and is between Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, Indiana 46802 (hereinafter called the "Tenant") and Advance Paradigm Data Services, Inc. (hereinafter called the "Subtenant").

     WHEREAS Tenant is in rightful possession of a premises located at One Signature Place, 14755 Preston Road, Dallas, Texas 75240 under a Lease dated August 1, 1989 by and between The Mutual Life Insurance Company of New York ("Landlord") and Tenant (such lease is attached hereto as Exhibit B, incorporated herein by reference, and hereinafter referred to as the "Lease"); and

     WHEREAS Tenant wishes to sublease to Subtenant, and Subtenant wishes to sublease from Tenant, a portion of the aforesaid premises on the terms stated herein:

          NOW, THEREFORE, the parties hereto agree as follows:


1. Tenant hereby subleases to Subtenant and the Subtenant hereby hires from Tenant, approximately 22,990 rentable square feet of the premises described in the Lease and outlined in red on the floor plan ("Subleased Premises") for a term of forty-two and one-half (42.5) months effective May 15, 1996, and terminating November 30, 1999 ("Sublease Termination Date").

     The total rent (inclusive of operating expenses) is to be $1, 182,069.17 and is payable in forty-two and one-half (42.5) monthly installments based on the attached rental schedule Exhibit A, on the first day of each calendar month. Payments not received by the tenth (10th) day of each respective month will be subject to one percent (1%) monthly interest. The first such payment, for the initial month of this Sublease, is to be made on the date that Subtenant executes this Sublease. Subtenant will pay the electrical charge for the computer area which is separately metered. If Sublease is not effective on the first day of said month, then the amount of the first rental payment shall be prorated from the date of the Sublease to the last day of the month at a daily rate equal to one-thirtieth (1/30th) of the monthly rental payment as provided herein. Subtenant will pay the electrical charge for the computer area which is separately metered.

2. Tenant warrants and covenants that the Subleased Premises shall be used only for office space. Subtenant agrees not to use the Subleased Premises in any manner inconsistent with the above-stated purpose.

3. The Subtenant has examined and knows the condition of the Subleased Premises and hereby acknowledges that the same is in a condition satisfactory to it and it is in good order and repair.

4. If any rent provided for herein shall be due and remain unpaid or if Subtenant fails to perform any of the provisions of this Sublease, Tenant may cancel this Sublease by giving Subtenant written notice that describes the default and Subtenant fails to cure the default within ten (10) days of receipt of such notice. After such period has expired, Tenant shall have the right to reenter the Subleased Premises, change locks, and take possession Notwithstanding such reentry or cancellation, the liability of Subtenant for rentals hereunder shall not be extinguished for the balance of the term hereof; and Subtenant shall make good to Tenant any deficiency arising from a reentry and reletting of the Subleased Premises at a reduced rental.

5. Subtenant shall keep the Subleased Premises free and clear of all liens arising out of any work performed, material furnished, or obligations incurred.

6. Except as otherwise provided in this Sublease, the Subleased Premises are leased subject to and with the benefit of all of the provisions of the Lease, except for any renewal privileges, Subtenant agrees to use the Subleased Premises in accordance with and subject to all of the terms and conditions of the Lease, including without limitation the obligations to keep the Subleased Premises in good repair, order and condition and to yield up the Subleased Premises in such condition. Tenant and Subtenant agree to cooperate with and assist the other, when needed, in enforcing the Landlord's covenants obligations under the Lease. Except as specifically set forth in this Sublease, Subtenant shall have no monetary obligations to landlord or tenant under the Lease. Tenant hereby indemnifies and holds harmless Subtenant and its affiliates from and against any and all loss suffered or incurred by them arising out of or resulting from the Lease, the cause for which arose prior to the Effective Date.

7. Subtenant shall not have the right to assign or sublet the space to an affiliate of Subtenant or to anyone without Tenant's prior written approval which approval shall not be unreasonably withheld. Any such assignment or subletting so approved by Tenant, is further subject to Landlord's approval, which may be granted or withheld in Landlord's sole discretion.

8. In the event that the Lease terminates for any reason (other than Subtenant's default) prior to Sublease Termination Date, this Sublease shall automatically terminate upon such termination or cancellation of the Lease; and all obligations hereunder of the parties hereto shall be extinguished.

9. The Subtenant agrees to provide and pay for a Public Liability Insurance Policy secured from a responsible insurance company acceptable to the Tenant and Landlord, in which the limits shall be not less than Three Million Dollars combined single limit bodily injury and property damage per occurrence, Three Million Dollars aggregate, the same to provide protection for both the Subtenant and the Tenant and Landlord, and to include protection also for the Tenant and Landlord from all liability of every kind and nature arising out of the use and occupancy of the Subleased Premises. Tenant and Landlord are to be furnished a copy of said policy or suitable evidence of insurance, and the Tenant and Landlord are to be held blameless, save and except loss and/or injury caused by the negligent acts are or omissions of the Tenant, its servants, agents, or representatives or Landlord, its servants, agents, or representatives. Failure to provide such insurance policy within 45 days after commencement of the term hereof shall be considered an event of default giving Tenant the right to terminate the Sublease pursuant to Section 4.

10. Whenever under this Sublease, or under the Lease, a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice is mailed to Tenant at the address given in Section 11 below or, in the case of the Subtenant, to 545 E. John Carpenter Freeway, Suite 1900, Irving, Texas 75062, Attention: President. Such mailing shall be by CERTIFIED MAIL OR OVERNIGHT CARRIER -- RETURN RECEIPT REQUESTED. or reputable overnight courier. Notice need be sent to only one Subtenant or Tenant where Subtenant or Tenant is more than one person.

11. All rental payments shall be mailed to Tenant at the following address: The Lincoln National Life Insurance Company, Attention Sherry Camp (2H-19), 1300 South Clinton Street, Fort Wayne, IN 46802.

12. Tenant will provide a $50,000.00 allowance to be used by the Subtenant for improvements and refurbishment or any other costs directly associated with the Subleased Premises. All work to be done to the Subleased Premises will need to be approved and co-ordinated with the Building Landlord. Payment of the allowance will be made within ten (10) days after the completion of the work and submission of the invoices. Of the $50,000 allowance, Subtenant and Tenant acknowledge that $45,980 is to be provided to Tenant by Landlord pursuant to Rider #7 (Reimbursement Allowance) of the Lease and is for remodeling only.

13. All existing furniture and equipment located in the Sublease Premises as of the Effective Date will remain on the Subleased Premises for Subtenant's use during the term. Effective as of the last day of this Sublease, Tenant will assign, convey and transfer unto Subtenant all of Tenant's rights, title and interest in and to such property and equipment, and all the furniture and equipment will become the property of the Subtenant so long as there does not exist default under this Sublease.

14. Per the Lease, Subtenant will be provided 42 covered and 37 roof top parking spaces in the garage at no cost to Subtenant. Tenant will deliver to Subtenant all parking cards and all master entry cards within fifteen
     (15) days of execution of this Sublease document.

15. Tenant, Subtenant and Landlord each represent and warrant to the other that it has full power and authority to enter into, execute and perform this Sublease and the transaction contemplated hereby. In addition, Tenant and Landlord represents and warrants to Subtenant as follows:

     a) A true and correct copy of the Lease, including all amendments thereto, is attached hereto as Exhibit B. The original term of the Lease commenced December 1, 1989 and expires on November 30, 1999.,

     b) The Lease is in full force and effect and has not been assigned by Landlord or Tenant.

     c) To the best knowledge of Tenant and Landlord, there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a monetary or other default of Landlord or Tenant under the Lease.

16. Landlord agrees to provide an exterior monument sign at Preston Road, which sign will allow Subtenant, in conjunction with other tenants in the building (not to exceed four [4] tenants at any one time), to display corporate identification. Such corporate identification shall conform to the standards determined by Landlord, and shall be fabricated at Subtenant's cost.

17. Landlord shall permit Subtenant to place an Emergency Power Generator on the Property subject to the following conditions:

     a) Prior to the installation, Landlord shall receive a copy of any and all plans and specifications for the emergency generator ("equipment"). See Section XIII. Alterations, Additions and Trade Fixtures, page 6 of the Office Lease.

     b) Landlord shall be provided (within 30 days after the installation) with evidence of a current and active maintenance agreement for the equipment.

     c) Subtenant to carry Boiler and Machinery insurance coverage on the emergency generator. Evidence of this coverage must be provided prior to the installation.

     d) Subtenant shall sign a Release and Indemnification for any damage which may occur to the Property due to the operational malfunction of the equipment.

     e) Subtenant shall be responsible for any and all costs to construct a concrete retaining wall and pad to place the equipment upon at such location approved by Landlord.

     f) The emergency generator will be the property of the Subtenant and when it is removed from the Property it will be the Subtenant's responsibility and expense to return that portion of the Building to its original condition.

AGREED AND ACCEPTED:


TENANT:   LINCOLN NATIONAL LIFE INSURANCE COMPANY


             BY:    /s/ Russell Swing
                 ----------------------------------------------------------

          TITLE:
                 ----------------------------------------------------------

          DATED:    5/2/96
                 ----------------------------------------------------------

SUBTENANT:


             BY:    /s/
                 ----------------------------------------------------------

          TITLE:    President
                 ----------------------------------------------------------

          DATED:
                 ----------------------------------------------------------


               ARES Realty Capital, Inc.
LANDLORD:

             BY:    /s/ John R. Crowley
                 ----------------------------------------------------------
                    John R. Crowley


          TITLE:    Sr. Vice President
                 ----------------------------------------------------------
                    Authorized Signatory

          DATED:

                 ----------------------------------------------------------

                                    EXHIBIT A

                                  RENT SCHEDULE

 (with no operating expense pass throughs from Landlord or Tenant to Subtenant)

Months 1 - 12      $22,990.00/month    $12.00/RSF (Full Service)

Months 13 - 24     $26,821.67/month    $14.00/RSF (Full Service)

Months 25 - 36     $30,653.33/month    $16.00/RSF (Full Service)

Months 37 - 43     $32,569.17/month    $17.00/RSF (Full Service)

                FIRST AMENDMENT TO OFFICE LEASE - CHANGE OF NAME

This first Amendment to Office Lease ("First Amendment") is entered into by and between Corporate Benefit Systems ("Tenant") and The Mutual Life Insurance Company of New York ("Landlord");

WHEREAS, on the 1st day of August, 1989, The Mutual Life Insurance Company of New York and Corporate Benefit Systems entered into an Office Lease (the "Lease"). All defined terms contained in the Lease shall, unless otherwise noted herein, have the same meanings in the First Amendment as ascribed to them in the Lease.

WHEREAS, Landlord and Tenant wish to amend certain terms and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by respective parties, it is hereby agreed that the Lease shall be amended by the following:

1.   Name of Tenant

     Landlord and Tenant agree that "Tenant" as referenced in the "Lease" shall be changed to:

     Lincoln National Life Insurance Company

Except as otherwise expressly provided herein, the rights and duties of the parties hereto concerning the Premises shall be governed by the Lease, and the Lease, as amended, remains in full force and effect, binding according to its terms as amended.

EXECUTED and effective on this  7th  day of  MARCH , 1996.

               Corporate Benefit Systems


               /s/ Edward B. Martin
               ---------------------------------------
               Edward B. Martin
               President

               Lincoln National Life Insurance Company


               /s/ Russell Swing
               ---------------------------------------
               Russell Swing
               Assistant Secretary


               The Mutual Life Insurance Company of New York, a New York corporation


               /s/ John Crowley
               ---------------------------------------
               John Crowley
               Senior Vice President, ARES Realty Capital, Inc.
               Authorized Signatory

                                  OFFICE LEASE







                                 By and Between



                 The Mutual Life Insurance Company of New York,


                                    Landlord,




                                       and



                           CORPORATE BENEFIT SYSTEMS  ,



                                     Tenant.

                                TABLE OF CONTENTS

SECTION   TITLE                                                             PAGE
- --------------------------------------------------------------------------------
I.        TERMS AND DEFINITIONS                                              1
II.       PROPERTY LEASED                                                    1
          A.   Premises                                                      1
          B.   Common Areas                                                  1
IlI.      TERM                                                               1
          A.   Initial Term                                                  1
          B.   Acceptance and Suitability                                    1
IV.       MONTHLY RENTAL                                                     2
V.        SECURITY DEPOSIT                                                   2
VI.       INSURANCE                                                          2
          A.   Tenant                                                        2
          B.   Landlord                                                      2
VII.      INDEMNITY                                                          3
VIII.     USE OF PREMISES                                                    3
          A.   Permitted Uses                                                3
          B.   Compliance with Laws                                          3
          C.   Hazardous Material                                            3
          D.   Landlord's Rules and Regulations                              4
IX.       SERVICE AND UTILITIES                                              4
X.        TENANT'S TAXES                                                     4
XI.       MAINTENANCE AND REPAIRS                                            4
          A.   Landlord's Obligations                                        4
          B.   Tenant's Obligations                                          5
          C.   Landlord's Right to Make Repairs                              5
          D.   Condition of Premises Upon Surrender                          5
XII.      REIMBURSEMENT OF COMMON EXPENSES                                   5
          A.   Definitions                                                   5
          B.   Reimbursement                                                 6
          C.   Rebate or Additional Charges                                  6
          D.   Control of Common Areas                                       6
XIII.     ALTERATIONS, ADDITIONS AND TRADE FIXTURES                          6
XIV.      MECHANIC'S LIENS                                                   6
XV.       ENTRY BY LANDLORD                                                  6
XVI.      DESTRUCTION                                                        7
          A.   Minor Insured Damages                                         7
          B.   Major or Uninsured Damage                                     7
          C.   Abatement of Rent                                             7
XVII.     DEFAULT                                                            7
          A.   Tenant's Default                                              7
          B.   Remedies                                                      8
XVIII.    CONDEMNATION                                                       8
          A.   Total or Partial Taking                                       8
          B.   Award                                                         8
          C.   Abatement in Rent                                             9
          D.   Temporary Taking                                              9
          E.   Transfer of Landlord's Interest to Condemnor                  9
XIX.      HOLDING OVER                                                       9

SECTION   TITLE                                                             PAGE
- --------------------------------------------------------------------------------
XX.       ATTORNEYS' FEE                                                     9
XXI.      ASSIGNMENT AND SUBLETTING                                          9
XXII.     MORTGAGE PROTECTION/SUBORDINATION                                 10
          A.   Subordination                                                10
          B.   Attornment                                                   10
XXIII.    TRANSFER OF LANDLORD'S INTEREST/ESTOPPEL
          CERTIFICATE/FINANCIAL STATEMENTS                                  10
          A.   Estoppel Certificate                                         10
          B.   Furnishing of Financial Statements                           11
          C.   Transfer of Landlord's Interest                              11
XXIV.     PARKING                                                           11
XXV.      SIGNS                                                             11
XXVI.     LATE PAYMENTS; INTEREST AND LATE CHARGES                          11
          A.   Interest                                                     11
          B.   Late Charges                                                 12
          C.   Consecutive Late Payment of Rent                             12
          D.   No Waiver                                                    12
XXVII.    BROKER                                                            12
XXVIII.   RELEASE OF PARTNERS OF LANDLORD                                   12
XXIX.     NOTICES                                                           12
XXX.      QUIET ENJOYMENT                                                   12
XXXI.     GENERAL                                                           12
          A.   Paragraph Headings                                           12
          B.   Incorporation of Prior Agreements;Amendments                 12
          C.   Waiver                                                       12
          D.   Short Form                                                   13
          E.   Time of Essence                                              13
          F.   Examination of Lease                                         13
          G.   Severability                                                 13
          H.   Surrender of Lease Not Merger                                13
          I.   Corporate Authority                                          13
XXXII.    EXECUTION                                                         13
EXHIBIT A Site Plan for the Project
EXHIBIT B Floor Plan of the Premises
EXHIBIT C Construction Work Letter
EXHIBIT D Rent Schedule
EXHIBIT E Rules and Regulations
EXHIBIT F Commencement Date
EXHIBIT G Legal Description
EXHIBIT H Janitorial Specifications
EXHIBIT I Standard Usage Equipment
EXHIBIT J Guaranty of Lease

                                  OFFICE LEASE


THIS LEASE is entered into by and between Landlord and Tenant this 1ST day of AUGUST 1989.

SECTION I. TERMS AND DEFINITIONS

The following terms as used herein shall have the meanings as set forth below:

A. "Landlord" means THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK and its successors and as
B.   "Tenant" means CORPORATE BENEFIT SYSTEMS
C. "Building" means the building in which the Premises are located, which Building has approximately 184,148 netable square feet and is located at 14755 Preston Road, in the City of Dallas, Texas
D. "Project" means the ONE SIGNATURE PLACE complex located in the City of Dallas, Texas, in which Project Building is located as shown on the site plan attached hereto as Exhibit "A".
E. "Premises" means suite(s) 200, located on the SECOND floor of the Building and consisting of approximately 22,990 net rentable square feet, as more particularly shown on Exhibit "B" attached hereto and incorporated herein by this reference.
F.   "Term" means ONE HUNDRED TWENTY (120) months.
G. "Lease Commencement Date" means DECEMBER 1, 1989. Landlord and Tenant execute an exhibit to this Lease (Exhibit "F") if both parties agree this Lease shall commence on any other date.
H.   "Expiration Date" means NOVEMBER 30, 1999.
I.   "Monthly Rental" means SEE EXHIBIT D ATTACHED HERETO Dollars ($          ).
J. "Base Operating Expense" means payment by the Landlord of the Common Operating Costs as defined in Section XII, for the calendar year 1989 calculated as though the Building were 95% occupied. Any increase in the common operating costs, excluding insurance, taxes and utilities, shall not exceed 8% per year, compounded over the term of this agreement.
K.   "Security Deposit" means              0             Dollars ($    0     ).
L.   "Permitted Use" means GENERAL OFFICE.
M. "Broker" means THE STAUBACH COMPANY, 6750 LBJ FREEWAY, SUITE 1100, Dallas, Texas 75240.
N. "Landlord's Address for Notice" means The Mutual Life Insurance Company, 14755 Preston Road, Suite 125, Dallas, Texas 75240.
O. "Tenant's Address for Notice" means 14755 PRESTON ROAD, SUITE 200, DALLAS, TEXAS 75240.

SECTION II.  PROPERTY LEASED

A.   Premises

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

B.   Common Areas

Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all of the Common Areas as hereinafter defined.

SECTION III. TERM

A.   Initial Term

The Term of the Lease shall commence on the Lease Commencement Date, and shall continue, subject to earlier termination as provided herein, until the Expiration Date. Tenant agrees that Landlord shall have no liability, nor shall Tenant be entitled to terminate or cancel this Lease, if the Tenant does not occupy the Premises by the Lease Commencement Date.** See Page 1A. In the event permission is given to Tenant to enter or occupy all or a portion of the Premises prior to the Lease Commencement Date, such occupancy shall be subject to all of the terms and conditions of this Lease.

B.   Acceptance and Suitability
Within thirty (30) days following the date Tenant takes possession of the Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to "Landlord's Work" as set forth in the "Work Letter" attached hereto as Exhibit "C"; provided, however, that Tenant's obligation to pay Monthly Rental as provided below shall not be affected thereby. If Tenant fails to submit a punch list to Landlord within such thirty (30) day period, Tenant agrees that by taking possession of the Premises it will conclusively be deemed to have inspected the Premises and found the Premises in satisfactory condition. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation with respect to the Premises or the Project, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the premises or Project, except as specifically provided in this Lease.

PAGE 1A

1. provided however, that Tenant shall have the right to terminate this Lease Agreement, upon 30 days written notice, if Landlord has not provided the Premises to Tenant within 180 days of the Lease Commencement Date, and provided that Tenant has submitted complete construction drawings, plans and specifications which have been approved by Landlord, Tenant and the City of Dallas, to Landlord on or before October 1, 1989. For every day subsequent to October 1, 1989, that Tenant has not submitted the above plans to Landlord, Landlord shall be entitled to one additional day to provide the premises to Tenant without penalty.

SECTION IV.    MONTHLY RENTAL

Commencing on the date Landlord substantially completes work and receives a Certificate of Occupancy from the City of Dallas as set forth in the Work Letter attached hereto as Exhibit "C" (the "Rental Commencement Date" and subject to the "Rent Schedule" attached hereto as Exhibit "D", Tenant shall pay to Landlord during the Term, the Monthly Rental in the amount set forth in Section I. TERMS AND DEFINITIONS, Subsection 1, which sum shall be payable by Tenant on or before the first day of each month, in advance, at the address specified for Landlord in Section I. TERMS AND DEFINITIONS, Subsection N, or such other place as Landlord shall designate, without any prior demand therefor. Monthly Rental for the first month or portion of it shall be paid upon the execution hereof. If the Rental Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated to a daily basis based upon on thirty (30) day calendar month. Tenant, at its option, may choose to pay Rent by electronic funds transfer directly to the banking facility of Landlord's choice, facility may be changed from time to time.

SECTION VI.  INSURANCE

A.   Tenant

Tenant shall, during the Term hereof, keep in full force and effect the following insurance and annually, on or before the anniversary date of this Lease, provide appropriate insurance certificates to Landlord:

(1) Comprehensive general liability insurance for the benefit of Tenant and Landlord as named insured against claims; for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business(es) operated by Tenant and by any subtenant of Tenant on the premises, (ii) operations of independent contractors engaged by Tenant for construction on about the Premises, and (iii) contractual liability, with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence; such insurance may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

(2) A policy of fire, extended coverage, and vandalism and malicious mischief insurance, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof;

(3) Worker's compensation insurance, with coverage as required by the State in which the Project is located;

(4) Business interruption or loss of income insurance in amounts satisfactory to Landlord; and

(5)  Such other insurance as Landlord deems necessary.

Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy and shall be taken out with an insurance company authorized to do business in the State in which the Project is located and rated not less than Best's Financial Class X and Best's Policy Holder Rating "A". Except for worker's compensation insurance, each insurance certificate shall indicate that the insurer waives its rights of subrogation against Landlord. In addition, any insurance policy obtained by Tenant shall be written as primary policies, non-contributing with or in excess of any coverage which Landlord may carry. The liability limits of the above described insurance policies shall in no matter limit the liability of Tenant under the terms of Section VII. INDEMNITY below. Not more frequently than every two (2) years, if, in the reasonable opinion of Landlord, the amount of liability insurance specified in this Section VI. INSURANCE is not adequate, in view of increased judgments and verdicts granted for injury to persons or damage to property, the above described limits of coverage shall be adjusted by Landlord, by written notification to Tenant, in order to maintain insurance protection at least equal to the protection afforded on the date the Term commences. If Tenant fails to maintain and secure the insurance coverage required under this Section VI, then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant on demand.

If, on account of the failure of Tenant to comply with the provisions of this Section, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

B.   Landlord

Landlord shall, during the Term hereof, keep in full force and effect the following insurance:

(1) A policy of fire, extended coverage and vandalism and malicious mischief insurance insuring the Building of which the Premises are a part, in an amount at least equal to the full replacement cost thereof; and

(2) Such other insurance as Landlord deems necessary in its sole and absolute discretion.

All insurance policies shall be issued in the names of Landlord and Landlord's lender, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises, Building, and Project as their interests shall appear. All insurance premiums for Landlord's insurance shall be included in Common Operating Costs, as described in Section
XII. REIMBURSEMENT OF COMMON EXPENSES below.

SECTION VII. INDEMNITY

Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorney's fees and court costs for injury to or death of any person or for damages to any property arising out of or in any manner connected with (i) use, occupancy or enjoyment of the Premises by Tenant or Tenant's agents, employees, invitees or contractors ("the Tenant's Agents") or any work, activity or other things allowed or suffered by Tenant or Tenant's Agents to be done in or about the Premises, (ii) any breach or default in the performance of any obligation of Tenant under this Lease and (iii) any act or failure to act, whether negligent or otherwise tortious, by Tenant or Tenant's Agents on or about the Premises, Building or Project. Notwithstanding the foregoing, Tenant shall not be liable to the extent that damage or jury is ultimately determined to be caused by the active negligence or willful misconduct of Landlord. All property of Tenant kept or stored on the Premises, in the Building, or Project shall be so kept or stored at the risk of Tenant only. and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence of Landlord. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to an abatement or reduction of rent. * See Page 3A, Paragraph 1

SECTION VIII. USE OF PREMISES

A.   Permitted Uses

Tenant shall use the Premises solely for the Permitted Use, and for no other use, and under the name specified in Subsection B. of Section I. TERMS AND DEFINITIONS. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

B.   Compliance with Laws

Tenant shall not use the Premises in any way (or permit or suffer anything to be done in or about the Premises) which will conflict with any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting the Project or Building, now in force or which may hereafter be enacted or promulgated including, but not limited to, the provisions of any city or county zoning codes regulating the use of the Premises. Tenant shall, at its sole cost and expense, promptly comply with (a) all laws, statutes, ordinances, and governmental rules and regulations, now in force or which may hereafter be in force, (b) all requirements, and other covenants, conditions and restrictions, now in force or which may hereafter be in force, which affect the Premises and (c) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admissionby Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, governmental rule or regulation or any requirement, covenant, condition or restriction shall be conclusive of the fact as between Landlord and Tenant. Tenant agrees to fully indemnify Landlord against any liability, claims or damages arising as a result of a breach of the proviso of this Section by Tenant, and against all costs, expenses, fines or other charges arising therefrom, including, without limitation, attorneys' fees and related costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or earlier termination of this Lease.

C.   Hazardous Material

Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenants, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all Laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premise, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the premises.** See Page 3.A, Paragraph 2.

"Hazardous Material" is used in this subsection VII C. in its broadest sense and shall mean any petroleum base product pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic substance, or other simple term, by any federal, state or local environmental statute, regulation, or ordinance affecting this premises presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the statutes listed below:

PAGE 3A

1. Landlord agrees to indemnify, defend and hold Tenant and Tenant's Agents entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorney's fees and court costs arising from damage or injury that is caused by the active negligence or willful misconduct of Landlord and Landlord's agents or employees.

2. Landlord warrants that it is not aware of, nor has anything come to its attention, regarding any hazardous or toxic chemical, waste or other substance placed, held, located or disposed on, under or at the Leased Premises or in the Building, and that no concentrations of asbestos are present in the Building or the Leased Premises. For purposes of the foregoing sentence, "concentrations of asbestos" means either material containing more than 1% asbestos or the excess of (1) the standards issued by the United States Environmental Protection Agency ("EPA"), or (2) the "action level" established by the U. S. Department of Labor, Occupational Health and Safety Administration ("OSHA"), or (3) standards established by applicable state regulatory agency rules.

     Tenant shall have the right before and/or after taking possession to have the leased premises tested for the presence of asbestos and for any hazardous or toxic chemical, waste or other substance. In the event that hazardous or toxic chemicals, waste is found, or in the event that asbestos is found in a form which may exceed the "action level" established by OSHA, EPA, or any other applicable state of federal agency, as reasonably determined by Tenant, Tenant shall have the right to require Landlord to remove or abate the asbestos, hazardous or toxic chemical, waste or other substance at the Lesser expense within a reasonable time or in Tenant's sole discretion, Tenant shall terminate this Lease with 90 days written notice to Lessor. Landlord shall be liable for any damages caused by said asbestos, hazardous or toxic chemical, waste or other substance. For the purpose of this paragraph, hazardous or toxic chemical, waste or other substance is confined to those materials considered to be hazardous or toxic as of the Lease Commencement Date herein and that exceed the levels established in the foregoing paragraph.

Resource Conservation and Recovery Act of 1976, 42 U.S.C. 690 ET SEQ. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 40 U.S.C. 1801 ET SEQ.
Clean Air Act, 42 U.S.C. 7401-7626.
Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. 1251 ET SEQ. Insecticide; Fungicide, and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. 135 ET SEQ.
Toxic Substances Control Act, 15 U.S.C. 2601 ET SEQ.
Safe Drinking Water Act, 42 U.S.C. 300(f) ET SEQ.
National Environmental Policy Act (NEPA) 42 U.S.C. 4321 ET SEQ.
Refuse Act of 1899, 33 U.S.C. 407 ET SEQ.

D.   Landlord's Rules and Regulations

Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees, and licensees to observe and comply fully and faithfully with the rules and regulations (the "Rules") attached hereto as Exhibit "E" or such rules and regulations which may hereafter be adopted by Landlord for the care,
protection, cleanliness, and operation of the Premises,   Building end Project,
and any modifications or additions to the Rules adopted by Landlord, provided that, Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for failure of any other tenant or occupant of the Building or Project to observe or comply with any of the Rules. *See Page 4A, Paragraph 1

SECTION IX.    SERVICE AND UTILITIES

Landlord agrees to furnish to the Premises between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday, 8:00 a.m and 1:00 p.m., Saturday with Sunday and legal holidays (New Year's Day, Christmas, Memorial Day, July 4, Labor Day, and Thanksgiving) excepted, water and electricity, heat and air conditioning (hereinafter "HVAC") required in Landlord's judgment for the comfortable use and occupation of the Premises, all of which shall be subject to the rules and regulations of the Building as well as any governmental requirements or standards relating to, among other things, energy conservation.** See Page 4A, Paragraph 2. If any such service or utilities are not separately metered to Tenant, the cost of providing the service and utilities under this Section IX are subject to reimbursement by Tenant of its pro rata share of the cost and expense pursuant to Section XII. REIMBURSEMENT OF COMMON EXPENSES. Tenant shall be required to pay any increased cost of any utilities and services, including, without limitation, electricity and HVAC, resulting from any substantial recurrent use of the Premises at any time other than the above schedule of hours for such utilities and services or any use beyond what Landlord agrees to furnish as described above, or resulting from special electrical, cooling and ventilating needs created in certain areas by telephone equipment, computers and other similar equipment or uses. Any failure to pay any excess costs as described above shall constitute a breach of this Lease and shall entitle Landlord to the same rights and remedies as provided in this Lease for failure to pay rent.

Landlord shall not be in breach of its obligations under this Section unless Landlord fails to begin to or to make any repairs or perform maintenance which it is obligated to perform hereunder within 5 days and such failure persists for an unreasonable time after written notice of a need for such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant. Landlord shall not be liable under any circumstances for loss or injury to property or business, however occurring, through or in connection with or incidental to Landlord's failure to furnish any of said service or utilities.

Tenant shall not, without the written consent of Landlord, use any apparatus or device on the Premises, including, without limitation, electronic data processing machines, punch card machines or machines using in excess of one hundred twenty (12O) volts, which consumes more electricity than is usually furnished or supplied for the Permitted Use of the Premises, as determined by Landlord. For purposes of this paragraph, Landlord agrees that operation of the equipment listed on Exhibit "I" attached hereto, does not constitute above standard. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of the Premises (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse. The excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

SECTION X.     TENANT'S TAXES

Tenant shall be liable for any tax (now or hereafter imposed by any governmental entity) applicable to or measured by or on the rents or any other charges payable by Tenant under this Lease, including (but not limited to) any gross income tax, gross receipts tax or excise tax with respect to the receipt of such rent or other charges or the possession, leasing or operation, use or occupancy of the Premises, but not including any net income, franchise, capital stock, estate or inheritance taxes. If any such tax is required to be paid to the governmental taxing entity directly by Landlord, then Landlord shall pay the amount due and, upon demand, shall be fully reimbursed by Tenant for such payment.

Tenant shall also be liable for all taxes levied against the leasehold held by Tenant or against any personal property, and fixtures placed by or for Tenant in, on or about the Premises; and if any such taxes are levied against Landlord or Landlord's property, or if the assessed value of the Property is increased (whether by special assessment or otherwise) by the inclusion therein of value placed on such leasehold, personal property, and fixtures, and Landlord pays any such taxes (which Landlord shall have the right to do regardless of the validity thereof), Tenant, upon demand, shall fully reimburse Landlord for the taxes so paid by Landlord or for the proportion of such taxes resulting from such increase in any assessment.

SECTION XI. MAINTENANCE AND REPAIRS

A.   Landlord's Obligations

Landlord shall keep in good condition and repair, at Landlord's initial cost and expense subject to reim-bursement by Tenant of its prorata share of such cost and expense, pursuant to Section XII. REIM-BURSEMENT OF COMMON EXPENSES, heating, ventilating and air conditioning systems which ser-vice the Premises as well as other premises within the Building, the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas. Landlord shall not be required to make any repairs that are the obligation of any other tenant or occupant within the Building or Project or repairs for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant's employees, suppliers, shippers, customers or invitees, in which event Tenant shall repair such damage at its sole cost and expense. Landlord shall not be liable for and there shall be no abatement of rent with respect to, any injury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in and to any portion of the Project, Building or the Premises.

B.   Tenant's Obligations

Tenant shall make all repairs and replacements as and when Landlord reasonably deems necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, plumbing within the Premises, heating, ventilating and air conditioning systems located within the Premises and installed for the exclusive use of the Premises, electrical and lighting facilities and equipment within the Premises and all other utility facilities and systems exclusively serving the Premises, and all fixtures, interior walls, interior surfaces of exterior walls, ceilings, windows, except perimeter windows, doors, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises. Tenant shall, at its sole cost and expense, make all repairs to the Premises, Building and Project which are required, in the reasonable opinion of Landlord, as a result of any misuse or neglect committed or permitted by Tenant or by any subtenant, agent, employee, or servant of Tenant. In addition, Tenant shall, at its sole cost and expense, repair any damage which is caused by any invitee of Tenant. *See Page 5A, Paragraph 1

C.   Landlord's Right to Make Repairs

In the event that Tenant fails to maintain the Premises in good and sanitary order, condition and repair as required by his Lease, then, following written notification to Tenant who shall have five (5) business days to correct or begin to correct such failure (except in the case of an emergency, in which case no prior notification shall be required), Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises in good and sanitary order, condition and repair. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand. Landlord shall have no liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, equipment, furniture or other property or for any inconvenience or interference with the use of the Premises by Tenant resulting from Landlord's performance of such maintenance or repair work.

D.   Condition of Premises Upon Surrender

Tenant shall, upon the expiration or earlier termination of the Term, surrender the Premises to Landlord in the same condition as on the date Tenant took possession, broom clean, reasonable wear and tear excepted. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises pursuant to Section XIII. ALTERATIONS, ADDITIONS AND TRADE FIXTURES, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, and provided Landlord has approved such installation shall be and remain the property of Landlord, Any furnishings and personal property installed on the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, shall be and remain the property of Tenant and, at the expiration of the Term, shall be removed by Tenant at Tenant's sole cost and expense. Tenant shall promptly repair any damage to the Premises or the Building resulting from such removal. Any of Tenant's property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, either become the property of Landlord or may be removed by Landlord and Tenant shall pay to Landlord the cost of such removal within ten (10) days after delivery of a bill therefor. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense.

SECTION XII. REIMBURSEMENT OF COMMON EXPENSES

A.   Definitions

(1) "Common Areas" means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, fences, landscaped areas, parks, curbs, sidewalks, private roads, restrooms, stairways, elevators, lobbies, hallways, patios, service quarters, parking areas,all common areas and other areas within the exterior of the Building or as shown on the site plan attached to this Lease as Exhibit "A".

(2) "Taxes" shall mean all real property taxes, personal property taxes, improvement bonds, and other charges and as improvements which are levied or assessed upon or with respect to the Building and the land on which the Building is located and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and the land on which the Building is located, including any increase in such taxes, other than increases caused by sale, foreclosure or refinancing of the property, whether resulting from a reassessment of the value of the land or the Building or any other reason, imposed by any governmental authority, and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and any license fees, commercial rental tax, or other tax upon Landlord's business of leasing the Building, but shall not include any federal or state income tax or any franchise, capital stock, estate, inheritance, succession, transfer and excess profit taxes imposed upon Landlord.

(3) "Common Operating Costs" shall mean the aggregate of all costs and expenses payable by Landlord in connection with the operation and maintenance of the Premises, Building, and Common areas, including, but not limited to, (a) the cost of landscaping, repaving, resurfacing, repairing, replacing, painting, lighting, cleaning, removing trash and similar items with respect to the Common Areas (b) the total cost of compensation and benefits of personnel to implement the services referenced herein; (c) all Taxes; (d) the cost of any insurance obtained by Landlord in connection with the Building, including, the insurance required to be obtained by Landlord pursuant to Section VI. INSURANCE above; (e) the cost of trash disposal service; (f) the cost of operating, repairing and maintaining life safety systems, including, without limitation, sprinkler systems; (g) the cost of monitoring services, if provided by Landlord, including, without limitation, any monitoring or control devices used by Landlord in regulating the parking areas; (h) the cost of water, electricity, gas and any other utilities; (i) legal, accounting and consulting fees and expenses; (j) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance and repair of the Building or Common Areas; (k) energy allocation, energy use surcharges, or environmental charges; (l) municipal inspection fees or charges;
(m) any other costs or expenses incurred by Landlord under this Lease which are not otherwise reimbursed directly by tenants; and (n) the amount charged by any management firm contracted by Landlord to provide any or all of the foregoing services. The computation of Common Operating Costs shall be made in accordance with generally accepted accounting principles. Specifically excluded from such common operating costs are leasing commissions, costs associated with bad debt, building depreciation, capital improvements and Tenant's buildout costs.

PAGE 4A


1. Notwithstanding the foregoing, Landlord will use reasonable efforts to enforce the Rules and will not discriminate against Tenant in the application of the Rules.

2. The heating and air conditioning shall be maintained in a manner befitting a first rate office building in the area, and shall in any event meet the following standards:

     (1) When the outside temperature is greater than 94 degrees F., Lessor agrees to maintain the interior temperature at no more than 78 degrees F.

     (2) If the outside temperature is less than 95 degrees F., Lessor agrees to maintain the interior temperature at no less than 68 degrees F. and no more than 78 degrees F.

          The Lessor shall not be liable whenever the failure to supply such services and utilities shall be due to necessary repairs, improvements to the building or machinery therein deemed desirable by Lessor and not unreasonably interfering with Tenant's use of the Premises, or any reason beyond Lessor's control including strikes, power shortages, power failures, or other emergencies or governmental regulations having a direct effect on the supplying of such services or utilities Nonetheless, Lessor agrees to make every reasonable effort to restore such services and to maintain such standards as quickly and efficiently as possible in the event of a stoppage excused hereunder. Furthermore, Lessor agrees that any repairs or alterations shall be reasonably calculated to avoid repeated breakdowns of a similar nature in the future.

          Whenever Lessor shall be in default of its obligations hereunder, and if such default shall not be excused by the previous paragraphs, Tenant shall give Lessor written notice to correct or begin to correct said default within five days. If Lessor has not done so, Tenant may abate it's rent proportionately to damage it has suffered. If Lessor has not begun to correct or corrected said default within fifteen days, Tenant may correct same and deduct the cost thereon from future rents due.

PAGE 5A

1. All other repairs, including all structural repairs to the Premises, the exterior of the premises, and the common areas, which repairs have not been necessitated by the intentional acts of Tenant or Tenant's agents, shall be the responsibility of Lessor, subject to the provisions of Section XII hereof.

     If at any time during the term of this lease and any renewal or extension thereof, there shall be a default in or other noncompliance with any of the duties imposed upon Lessor by this article, and so long as any such default continues for five (5) days after written notice has been sent to Lessor of such default and Lessor has not reasonably tried to cure such default within those five (5) days, the Tenant may remedy or attempt to remedy any such default or other noncompliance and expend any sums necessary therefor at the cost and expense of the Lessor, and the sums so expended shall be payable to the Tenant on demand and if not paid within 30 days shall be deducted by the Tenant from any rents or other sums due or to become due hereunder, or the Tenant may abate it's rent proportionately as to the damage(s) it has suffered.

(4) "Tenant's Proportional Share" means the quotient obtained by dividing the total number of square feet of rentable floor area within the Building as set forth in Section I. TERMS AND DEFINITIONS, Subsection C into the total number of square feet of net rentable floor area within the Premises as set Forth in
Section I. TERMS AND DEFINITIONS, Subsection E. For purposes of this paragraph, Tenant's Proportionate share equals 12.5%.

B.   Reimbursement

Within a reasonable time before the commencement of each calendar year during the Term, Landlord shall deliver to Tenant a reasonable estimate of the anticipated Common Operating Costs for the forthcoming calendar year. Tenant shall pay to Landlord, as additional rental, commencing on the Rental Commencement Date, and continuing on the first day of each calendar month thereafter, an amount equal to one-twelfth (1/12th) of the product obtained by multiplying the then estimated Common Operating Costs times Tenant's Proportionate Share less the Base Operating Expense paid by Landlord. The estimated monthly charge for Tenant's Proportionate Share may be adjusted once by Landlord during the calendar year on the basis of Landlord's reasonably anticipated costs. Landlord shall calculate such estimated common operating costs as though the Building were 95% occupied at all times.

C.   Rebate or Additional Charges

After the end of each calendar year, Landlord shall furnish to Tenant a statement showing the total Common Operating Costs and Tenant's Proportionate Share of the Common Operating Costs for the calendar year just ended. If the amount of estimated Common Operating Costs paid by Tenant for any year during the Term exceeds the actual Common Operating Costs for such year, Landlord shall refund such excess to Tenant. If the estimated Common Operating Costs for such year are less than the actual Common Operating Costs for such year, then Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of Landlord's statement, as additional rent, Tenant's Proportionate Share of the amount by which the actual Common Operating Costs exceeds the estimiated Common Operating Costs. In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall compute the credit or deficiency up to the date the Lease expired or was terminated.

D.   Control of Common Areas

Landlord shall have the sole and exclusive control of the Common Areas, as well as the right to make changes to the Common Areas. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Areas by unauthorized persons, (b) utilize from time to time any portion of the Common Areas for promotional and related matters, (c) temporarily close any portion of the Common Areas for repairs, improvements or alterations, and (d) change the shape and size of the Common Areas or change the location of improvements within the Common Areas, including, without limitation, parking areas, roadways and curb cuts. Landlord may determine the nature, size and extent of the Common Areas as well as make changes to the Common Areas from time to time which, in its opinion, are deemed desirable.

SECTION XIII. ALTERATIONS, ADDITIONS AND TRADE FIXTURES

Tenant shall not make any alterations, additions or improvements to the Premises, or any part thereof, whether structural or nonstructural (hereafter "Alterations"), without Landlord's prior written consent which consent will not be unreasonably withheld. In order to obtain Landlord consent, Tenant shall submit such information as Landlord may require, including, without limitation,
(i) plans and specifications,(ii) permits, licenses and bonds and (iii) evidence of insurance coverage in such types and amounts and from such insurers as Landlord deems satisfactory. All Alterations shall be done in a good workmanlike manner by qualified and licensed contractors or mechanics, as approved by Landlord. In no event shall any alterations affect the structure of the Building or its exterior appearance. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, cost, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens,and Tenant shall give to Landlord at least thirty (30) business days notice of commencement of any construction on the Premises.

SECTION XIV.  MECHANIC'S LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant on demand.

SECTION XV. ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Premises at reasonable times to inspect the same, to supply any service to be provided by Landlord hereunder and to determine whether Tenant is complying with its obligations hereunder, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord, provided that the business of Tenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in the event of an emergency. Any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

SECTION XVI.  DESTRUCTION

A.   Minor Insured Damages

In the event the Premises, the Building of which the Premises are a part, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord pursuant to Section VI. INSURANCE above, then Landlord shall rebuild and restore the Premises or Building, as the case may be, and repair the damaged portion thereof, provided that (1) the amount of insurance proceeds available to Landlord equals or exceeds the cost of such rebuilding, restoration and repair, (2) such rebuilding, restoration and repair can be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (3) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term and (4) such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the Premises, or Building, as the case may be, to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, or the Building, such proceeds, for the purposes of this Section, shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the Premises, or Building. Notwithstanding the Foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, Fixtures, equipment or other such property or effects of Tenant. In the event such repairs cannot be completed within 180 days, and the Premises cannot be reasonably used by Tenant for conduct of its business, Tenant may terminate this lease upon 30 days written notice.

B.   Major or Uninsured Damage

In the event the Premises, or the Building in which the Premises are a part, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated, under Subsection A. Minor Insured Damages next above, to rebuild or restore the Premises or the Building, as the case may be, or to repair the damaged portion thereof, then Landlord may, at its option, either (1) rebuild or restore the Premises or Building and repair the damaged portions thereof or (2) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore the Premises or Building, as the case may be, and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease, Tenant may terminate this Lease upon thirty (30) days prior written notice if either (i) Landlord determines that such repair or restoration cannot be completed within one hundred and eighty (180) days or (ii) the damage or destruction occurs within the last twelve (12) months of the Term, unless Tenant's actions or omissions are the cause of the damage against which Tenant shall indemnify Landlord pursuant to Section VII above.

C.   Abatement of Rent

There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that either (i) Landlord received insurance proceeds for loss of rental income attributable to the Premises or (ii) the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business, in which event the Monthly Rental shall abate proportionately according to (i) or (ii) above commencing the damage to or destruction of the Premises or Building has occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided in Subsection B. Major or Uninsured Damage next above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section
XVI. DESTRUCTION; if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of rent by reason of such damage, unless and until Landlord is reimbursed for such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry.

SECTION XVII.  DEFAULT

A.   Tenant's Default

The Failure by Tenant to perform any one or more of the following obligations shall constitute a default hereunder by Tenant:

(1)  If Tenant abandons or vacates the Premises and fails to pay rent;

(2) If Tenant fails to pay any rent or other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after written notice that such payment is due and payable; provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to Section XXVI. LATE PAYMENTS; INTEREST AND LATE CHARGES shall commence as of the due date of the rent or such other monetary obligation and not on the expiration of such five (5) day grace period;

(3) If Tenant involuntarily transfers Tenant's interest in this Lease or voluntarily transfers (attempted or actual) its interest in this Lease, without Landlord's prior written consent;

(4) If tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the Federal Bankruptcy Laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of the premises or any of Tenant's personal property located at the Premises and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days;

(5) If in any proceeding or action in which Tenant is a party, a trustee, a receiver, agent or custodian is appointed the charge of the Premises or any of Tenant's personal property located at the Premises (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's personal property;

(6) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

(7) If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or person or entity is involved in any of the acts or events described in subparagraphs (1) through (6) above.

B.   Remedies

Upon the occurrence of a default by Tenant that is not cured by Tenant within the grace period specified above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

(1)  The rights and remedies to recover from Tenant upon termination of the
     Lease:

     (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

     (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

     (d) Any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any attorney's fees, broker's commissions or finder's fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Lease Term which is unexpired as of the date on which this Lease is terminated), any costs for repairs, clean-up, refurbishing, removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required (under this Lease) to remove but does not remove, and any costs for alterations, additions and renovations (and any other costs and expenses) incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

(2) The rights and remedies which allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

(3) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(4) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations in and repairs to the Premises. Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of the cost of such subletting and such alterations and repairs incurred by Landlord, if any. Any amounts received by Landlord from such subletting shall be applied first toward the cost of any alterations or repairs made to the Premises in connection with such subletting; second, to payment of Monthly Rental, Tenant's Proportionate Share of Common Operating Costs, and other monetary obligations due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Monthly Rental, Tenant's Proportionate Share of Common Operating Costs, and other monetary obligations as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting during any month are less than those paid to Landlord by the subtenant(s), or if such rentals received from such subletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section XVII. DEFAULT, Subsection B. Remedies, (4), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on Landlord's part to terminate this lease unless written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach

(5) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section XVII. DEFAULT, Subsection B. Remedies, (4) above.

SECTION VIII. CONDEMNATION

A.   Total or Partial Taking

If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor ot the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

B.   Award

Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award For any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Although all damages in the event of any condemnation are to belong to

Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant's business.

C.   Abatement in Rent

In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Section XVIII. CONDEMNATION, the rent and all other charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section XVIII. CONDEMNATION, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

D.   Temporary Taking

If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Premises that is rendered untenable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to received the entire award made in connection with any such temporary condemnation or other taking.

E.   Transfer of Landlord's Interest to Condemnor

Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Premises, the Building, or any portion thereof, sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

SECTION XIX.  HOLDING OVER

Any holding over after the expiration of the Term, with the consent of Landlord, shall be construed to be a tenancy from month to month at 150% of the rent herein specified (prorated on a monthly basis) unless Landlord shall specify a lesser amount for rent in its sole discretion, together with an amount estimated by Landlord for the monthly Common Operating Costs payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to re-enter the Premises as provided in Section XV. ENTRY BY LANDLORD hereof.

SECTION XX. ATTORNEYS' FEES

Tenant shall pay to Landlord all amounts for costs, including, but not limited to, attorneys' fees and amounts paid to any collection agency, incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurrance in order to enforce or interpret the terms or provisions of this Lease. Such amounts shall be payable upon demand. In addition, if any action shall be instituted by either Landlord or Tenant for the enforcement or interpretation of any of its rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys' fees and court costs to be fixed by the court therein.

SECTION XXI. ASSIGNMENT AND SUBLETTING

A. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or other transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises ("Sublease") or any portion thereof without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, subject to the terms and conditions contained in this Section XXI. Landlord agrees that Tenant may assign this lease to any whollyowned subsidiary or affiliate of Lincoln National Corporation without the prior written consent of Landlord as long as Lincoln National Corporation remains liable.

B. If Tenant desires at any time to enter into an Assignment or a Sublease of the Premises or any portion thereof, Tenant shall request in writing, at least thirty (30) days prior to the effective date of the Assignment or Sublease, Landlord's consent to the Assignment or Sublease, and provide the following:

(i)  The name of the proposed assignee, sub-tenant or occupant;

(ii) The nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises;

(iii)     The terms and provisions of the proposed Assignment or Sublease; and

(iv) Such financial information concerning the proposed assignee, subtenant or occupant which Landlord shall be requested following its receipt of Tenant's request for consent.

C. At any time within fifteen (15) days after Landlord's receipt of the notice specified in Subsection B, above, Landlord may by written notice to Tenant elect either to (a) consent to the proposed Assignment or Sublease, (b) refuse to consent to the proposed Assignment or Sublease or (c) terminate this Lease in regard to the portion of space to be assigned or sublet with respect to an Assignment or terminate in part with respect to a Sublease and enter into a lease directly with the proposed assignee or sublessee. Landlord and Tenant agree (by way of example and without limitation) that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist:

(i) The proposed transferee's use of the Premises conflicts with the Permitted Use under this Lease;

(ii) In Landlord's reasonable business judgment, the proposed transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease;

(iii)     Tenant is in default pursuant to this Lease;

D. If Landlord consents to the Sublease or Assignment within said fifteen (15) day period, Tenant may enter into Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subsection B; provided, however, that in connection with such Assignment or Sublease, as a condition to Landlord's consent, Tenant shall enter into an agreement with Landlord to pay to Landlord 50% of the excess, if any, of (i) in the case of an Assignment, the rental and other payment obligations of the proposed assignee under the terms of the proposed Assignment over the rental and other payment obligations of Tenant under the terms of this Lease, or (ii) in the case of a Sublease, the amount proposed to be paid by the sublessee over the proportionate amount of rental and other payment obligations required to be paid by Tenant to Landlord under the terms of this Lease applicable to the portion of the Premises so subleased.

E. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this
Section XXI. ASSIGNMENT AND SUBLETTING shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent or payment of any other monetary obligation by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.

G. Each assignee, or other transferee, other than Landlord, shall assume, as provided in this Subsection G, all obligation of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Rental and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Subsection G, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.


SECTION XXII. MORTGAGE PROTECTION/SUBORDINATION

A.   Subordination

The rights of Tenant under this Lease are and shall be, at the option of Landlord, either subordinate or superior to any mortgage or deed of trust (including a consolidated mortgagee or deed of trust) constituting a lien on the Premises or Landlord's interest therein or any part thereof, whether such mortgage or deed of trust has heretofore been, or may hereafter be, placed upon the Premises by Landlord, and to any ground or master lease if Landlord's title to the Premises or any part thereof is or shall become a leasehold interest. To further assure the foregoing subordination or superiority, Tenant shall, upon Landlord's request, together with the request of any mortgagee under a mortgage or beneficiary under a deed of trust or ground or master lessor, execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant's rights or duties under this Lease), or instruments intended to subordinate this Lease, or at the option of Landlord, to make it superior to any mortgage, deed of trust, or ground or master lease. Notwithstanding any such subordination, Tenant's right to occupy the Premises pursuant to this Lease shall remain in effect for the full Term as long as Tenant is not in default hereunder.

B.   Attornment

Notwithstanding the provisions of "A. Subordination" next above, Tenant agrees
(1) to attorn to any mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises and to any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, arid to any ground or master lessor, as the successor to Landlord hereunder, (2) to execute any attornment agreement reasonably requested by a mortgagee, beneficiary, ground or master lessor, or party so acquiring title to the Premises, and (3) that this Lease, subject to the rights under any outstanding non-disturbance agreement, shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles. Notwithstanding the foregoing, neither a mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises, any party acquiring title to the Premises by judicial foreclosure, trustee sale, or deed in lieu of foreclosure, or any ground lessor or master lessor, as the successor to Landlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises and no such party shall be liable or responsible for any security deposits held by Landlord hereunder which have not been transferred or actually received by such party, and such party shall not be bound by any payment of rent or additional rent for more than two (2) months in advance. In the event of a proposed Subordination, Landlord shall provide Tenant with a Non-Disturbance Agreement from the mortgagee in a form reasonably satisfactory to Tenant.

SECTION XXIII. TRANSFER OF LANDLORD'S INTEREST/ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS

A.   Estoppel Certificate

Tenant, at any time and from time to time upon not less than fifteen (15) days prior written notice from Landlord, agrees to execute and deliver to Landlord a statement (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to

Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed evidencing the statute of this Lease. Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect without modification except as may be represented by Landlord, (b) to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (c) no rent has been paid in advance except as set forth in this Lease.

B.   Furnishing of Financial Statements

Landlord has reviewed financial statements if so requested of the Tenant and has relied upon the truth and accuracy thereof with Tenant's knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant. Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with this particular Tenant. Annually, on or before the anniversary date of this Lease, Tenant shall provide to Landlord (a) Tenant's most recent audited financial statement or a document in which tenant states that its books are not independently audited, and (b) a current unaudited financial statement [current means within ninety (90) days of such anniversary date]. Tenant shall, at any time and from time to time upon not less than ten
(10) days prior written notice from Landlord, furnish Landlord with current financial statements reflecting Tenant's then financial condition.

C.   Transfer of Landlord's Interest

In the event Landlord shall sell or otherwise convey its title to the Premises, after the effective date of such sale or conveyance Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Tenant's purchaser or successor in title. In connection with such sale or transfer, a Landlord may assign its interest under this Lease without notice to or consent by Tenant. In such event, Tenant agrees to be bound to any successor Landlord. Tenant shall be under no obligation to pay rent or other sums to be paid by Tenant under this Lease to any successor Landlord until Tenant receives written notice from and only from Landlord, setting forth the name of the successor Landlord and the address at which such payments shall be made. Nothing contained herein shall be deemed to relieve Tenant from its liability to pay such rent and other sums to the selling or transferring Landlord prior to the receipt of such notice.

SECTION XXIV.  PARKING

Landlord agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, service suppliers, other invitees and employees of Tenant. Whenever the words "automobile" or "parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, loading docks, truck areas, service drives, entrances and exit and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designed for parking. Landlord shall keep said automobile parking area in a neat, clean and orderly condition, lighted and landscaped, and shall repair any damage to the facilities thereof, the cost of which shall be included in Common Operating Costs as defined in Section XII. REIMBURSEMENT OF COMMON EXPENSES, above. Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area. Such rules and regulations may include, without limitation, (i) restrictions in the hours during which the automobile parking area shall be open for use.

Landlord shall at all times during the Term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the Term hereof exclude and restrain any person from use or occupancy thereof; excepting, however, Tenant and employees, customers, service suppliers and other invitees of Tenant and of other tenants in the Building and Project who make use of said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant and its employees, customers, service suppliers and invitees referred to in this Section shall at all times be subject to (i) the rights of Landlord and other tenants in the Building and Project to use the same in common with Tenant and its employees, customers, service suppliers and invitees, (ii) the availability of parking spaces in said automobile parking area, and (iii) Landlord's right to change the location of any assigned reserved parking spaces in such instances as shall be determined at Landlord's sole discretion.

SECTION XXV. SIGNS

Tenant shall not have the right to place, construct, or maintain on or about the Premises, the Building of which the Premises are a part, or the Common Area, or in any interior portions of the Premises that may be visible from the exterior of the Building, signs, names, insignia, or any other similar item without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. In the event Landlord consents to Tenant placing a sign on or about the Premises, or the Building, any such sign shall be subject to Landlord's approval of the color, size, style and location of such sign, and shall conform to any current or future sign criteria established by Landlord for the Building or Project. If Landlord enacts a sign criteria or revises an existing sign criteria, after Tenant has erected a sign to which Landlord has granted its consent, Tenant agrees, at Landlord's expense, subject to Landlord's prior approval of the cost thereof, to make the necessary changes to its sign in order to conform the sign to Landlord's sign criteria, as enacted or revised, provided that such changes shall be limited to the color, size, style and location of Tenant's sign and that Tenant shall not be required to change the content of its sign.

Except as otherwise consented to by Landlord, Tenant shall not affix upon the Premises, the Building of which the Premises are a part, anywhere in the Common Areas of in any interior portions of the Building or in any interior portions of the Premises that may be visible from the exterior of the Building, signs, advertising placard, name, insignia, trademark, descriptive material or any other similar item without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

SECTION XXVI.  LATE PAYMENTS; INTEREST AND LATE CHARGES

A.   Interest

Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the maximum rate permitted by law from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord.


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

B.   Late Charges

Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, if any installment of rent or any additional rent or other sum due from Tenant shall not be received by Landlord within five (5) days after written notice that such amount shall be due, Tenant shall pay to Landlord a late charge equal to $500.00. The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment by Tenant, (ii) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, and
(iii) the payment of the late charges and the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of the late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

C.   Consecutive Late Payment of Rent

Following each second consecutive late payment of rent, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that the Tenant increase the amount, if any, of the Security Deposit required under Section V above by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and may be applied by Landlord, in the manner provided in
Section V.

D.   No Waiver

Neither assessment nor acceptance of interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

SECTION XXVII.  BROKER

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Broker identified in Section I. TERMS AND DEFINITIONS, Subsection M. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorney fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

SECTION XXVII.  RELEASE OF DIRECTORS, OFFICERS AND PARTNERS OF LANDLORD

Tenant agrees that in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, Tenant's sole recourse shall be against the assets of Landlord and Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the directors, officers and partners of Landlord including all injuries, damages, or losses to Tenant's property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Tenant may have against the directors, officers and partners of Landlord. Tenant understands and acknowledges the significance and consequence of such specific waiver.

SECTION XXIX.  NOTICES

Any notice, demand, approval, consent, bill, statement or other communication required or desired to be given under this Lease in writing shall be directed to Tenant at Tenant's Address for Notice or to Landlord at Landlord's Address for Notice, as set forth in Section 1. TERMS AND DEFINITIONS and shall be personally served or given by mail, and mailed, shall be deemed to have been given when two
(2) days have elapsed from the date of the deposit into the United States Mail, certified and postage prepaid. If more than one Tenant is named under this Lease, service of any notice upon any one of said Tenants shall be deemed as service upon all of such Tenants.

SECTION XXX.  QUIET ENJOYMENT

Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

SECTION XXXI.  GENERAL

A.   Paragraph Headings

The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

B.   Incorporation of Prior Agreements; Amendments

This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord. Any amendment to or modifications of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

C.   Waiver

Waiver by Landlord of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other term, covenant, or condition contained in this Lease. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent act by Tenant. The acceptance of rent or other sums payable hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.


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

D.   Short Form

Tenant agrees, at the request of Landlord, to execute, deliver, and acknowledge a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion, record such short form in the county where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord's prior written consent, and such recordation shall, at the option of Landlord, constitute a Default of Tenant hereunder.

E.   Time of Essence

Time is of the essence in the performance of each provision of this Lease.

F.   Examination of Lease

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

G.   Severability

If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

H.   Surrender of Lease Not Merger

Neither the voluntary or other surrender of the Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases.

I.   Corporate Authority

If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants (1) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant in accordance with the By-laws of Tenant and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

J.   INSOLVENCY.

If either party to the lease (herein called the First Party) shall file a Petition in voluntary bankruptcy or be adjudged bankrupt in involuntary proceedings, or make an assignment for benefit of creditors or like arrangement or composition, or file a petition in the federal court for reorganization, or otherwise seek relief pursuant to the provisions of any state or federal insolvency or bankruptcy law, or to be placed in the hands of a receiver or trustee, then the remaining party may, at its election, terminate this Lease by written notice to the First Party; provided, however, if the order of Court creating such disability shall not be final by reason of pendency of such proceedings, or appeal from such order, then the remaining party shall not have the right to terminate this Lease so long as the First Party performs its obligations hereunder.

SECTION XXXII. EXECUTION

This Lease is executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.

"TENANT"                      "LANDLORD"

                              The Mutual Life Insurance Company of New York
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/s/Edward B. Martin           /s/
- --------------------------    ---------------------------------------------

President
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